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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Braun Consulting, Inc. on Form S-1 of our reports appearing in the Prospectus, which is part of this Registration Statement, as follows: dated January 10, 2000, on the financial statements of Emerging Technologies Consultants, Inc.; and dated
January 21, 2000 on the consolidated financial statements of Braun Consulting, Inc. We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Chicago, Illinois
March 6, 2000